Filed in the Office of	Business Number E10769792020-0
[signature] Barbara K. Cegavske	Filing Number 20201076978
Secretary of State	Filed On 12/1/2020 10:58:00 AM
State Of Nevada	Number of Pages 5

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation: Fast Track Solutions, Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Registered Agents Inc.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity:

Street Address: City: Nevada Zip Code:

Mailing Address (if different from street address): City: Nevada Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 700,000,000 Par value per share: $ 0.0001 Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/ Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/ rustees)

1) Paul Moody
Name

Street Address	City	State	Zip Code
780 Reservoir Ave #123	Cranston	RI	02910

2)
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: Paul Moody

X *[signature]*
Incorporator Signature

Address	City	State	Zip Code
780 Reservoir Ave #123	Cranston	RI	02910

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X ____________________
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date:

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION OF
FAST TRACK SOLUTIONS, INC.

KNOW ALL MEN BY THESE PRESENTS That the undersigned incorporator being a natural person of the age or twenty-one years or more and desiring to form a body corporate under the laws of the State of Nevada does hereby sign, verify and deliver in duplicate to the Secretary of State or the State of Nevada, these Articles of Incorporation.

ARTICLE I
NAME

The name of the Corporation shall be Fast Track Solutions, Inc.

ARTICLE II PERIOD OF DURATION

The Corporation shall exist in perpetuity from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Nevada unless dissolved according to law.

ARTICLE III PURPOSES AND POWERS

1 Purposes Except as restricted by these Articles of Incorporation, the Corporation isorganized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Nevada Business Corporation Act.

2 General Powers Except as restricted by these Articles of Incorporation, the Corporation shall have andmay exercise all powers and rights which a corporation may exercise legally pursuant to the Nevada Business Corporation Act.

3. Issuance of Shares The board of directors of the Corporation may divide and issue any class of stock of the Corporation in series pursuant to a resolution properly filed with the Secretary of State of the State ofNevada.

ARTICLE IV
CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is: seven hundred million (700,000,000). These shares shall be divided into two classes with five hundred million (500,000,000) shares designated as common stock at $0.0001 par value (the "Common Stock") and two hundred million (200,000,000) shares designated as preferred stock at $0.0001 par value (the "Preferred Stock").

One Million (1,000,000) of the Company's preferred stock shall be designated as Series A Preferred Stock, $0.0001 par value per share. Initially, there will be no dividends due or payable on the Series A Preferred Stock. Holders of Series A Preferred Stock shall have no right to convert those shares into Common Stock or any other class of securities of the Corporation. Each one share of the Series A Preferred Stock shall have voting rights equal to one thousand (1,000) votes of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series A Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation's Certificate of Incorporation or by-laws.

The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time. The authority of the Board of Directors with respect to each class or series shall include all designation rights conferred by Nevada Laws upon directors, including, but not limited to, determination of the following:

(a) The number of shares constituting of that class or series and the distinctive designation of that class or series;

(b) The dividend rate on the share of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights or priorities, if any, of payment of dividends on shares of that class or series;

(c) Whether the shares of that class or series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of conversion rate(s) in relation to such events as the Board of Directors shall determine;

(d) Whether the shares of that class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which amount they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(e) Whether there shall be a sinking fund for the redemption or purchase of shares of that class or series, and, if so, the terms and amount of such sinking fund;

(f) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class or series; and

(g) Any other relative rights, preferences and limitations of that class or series now or hereafter permitted by law.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class or series shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or series, or of securities convertible into shares of stock of any class or series, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

ARTICLE V ELECTION OF DIRECTORS

The election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

ARTICLE VI INDEMNIFICATION

The Corporation is authorized to provide indemnification of its directors, officers, employees and agents whether by bylaw agreement, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification expressly permitted by Section 78.751 of the Nevada Business Corporation Act for breach of duty to the Corporation and its shareholders subject only to the applicable limits upon such indemnification as set forth in the Nevada Business Corporation Act. Any repeal or modification of this Article VI or Article X shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ARTICLE VII ADOPTION AND AMENDMENT OF BYLAWS

The initial Bylaws or the Corporation shall be adopted by its board of directors. Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the board of directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

ARTICLE VIII RESIDENT AGENT

The name of the Corporation's resident agent and the street address is Registered Agents Inc., 401 Ryland St Ste 200-A, Reno, NV 89502.

The resident agent may be changed in the manner permitted by law.

ARTICLE IX INITIAL BOARD OF DIRECTORS

The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation, and the number of directors of the Corporation may be changed from time to time by consent of the Corporation's directors. The initial board of directors of the Corporation shall consist of one (1) director. The name and address of the person who shall serve as director until the first annual meeting of shareholders and until his successor(s) are elected and shall qualify is:

Paul Moody
780 Reservoir Ave, #123
Cranston, RI 02910

ARTICLE X LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS TO CORPORATION AND SHAREHOLDERS

No director or officer shall be liable to the Corporation or any shareholder for damages for breach of fiduciary duty as a director or officer, except for any matter in respect of which such director or officer (a) shall be liable under Section 78.300 of the Nevada Business Corporation Act or any amendment thereto or successor provision thereto or (b) shall have acted or faded to act in a manner involving intentional misconduct fraud or a knowing violation of law. Neither the amendment nor repeal of this Article, nor the adoption of any provision in the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provisions. This Article shall apply to the full extent now permitted by Nevada law or as may be permitted in the future by changes or enactments in Nevada law, including without limitation Section 78.300 and/or the Nevada Business Corporation Act.

ARTICLE XI INCORPORATOR

The name and address of the incorporator is Paul Moody, 780 Reservoir Ave #123, Cranston, RI 02910.

IN WITNESS WHEREOF, the above-named incorporator has signed these Articles of Incorporation this 30th day of November, 2020.

[signature]

Paul Moody